Dated: December 22, 2006

Rate Cap Transaction

Re: BNY Reference No. 38693

Ladies and Gentlemen:

The purpose of this letter agreement (“Agreement”) is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the “Transaction”) between The Bank of New York (“BNY”), a trust company duly organized and existing under the laws of the State of New York, and Wells Fargo Bank, N.A., not in its individual capacity, but solely as Administrator for the Yield Maintenance Trust with respect to the Harborview Mortgage Loan Trust 2006-14 (in such capacity, the “Administrator” or the “Counterparty”), under the Pooling and Servicing Agreement, dated as of December 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Sponsor and Seller, and Deutsche Bank National Trust Company, as Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Clayton Fixed Income Services, Inc., as Credit Risk Manager (the “Pooling and Servicing Agreement”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a “Confirmation” as referred to in the “ISDA Form Master Agreement” (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. Form of Agreement. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). Any reference to a “Swap Transaction” in the Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement, and any reference to a “Transaction” in this Agreement is deemed to be a reference to a “Swap Transaction” for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the “ISDA Form Master Agreement”). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the “Master Agreement”), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

2. Certain Terms. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap

Notional Amount:	With respect to any Calculation Period the amount set forth for such period on Schedule I attached hereto.

Trade Date:	December 20, 2006

Effective Date:	December 19, 2008

Termination Date:	December 19, 2016, subject to adjustment in accordance with the Following Business Day Convention

FIXED AMOUNTS

Fixed Amount Payer:	Counterparty

Fixed Amount:	USD 7,229,000.00

Fixed Amount
Payment Date:	December 22, 2006

FLOATING AMOUNTS

Floating Rate Payer:	BNY

Cap Rate:	For each Calculation Period, as set forth for such period on Schedule I attached hereto.

Ceiling Rate:	For each Calculation Period, as set forth for such period on Schedule I attached hereto.

Floating Rate for initial
Calculation Period:	To be determined

Floating Rate Day Count
Fraction:	Actual/360

Floating Rate Option:
USD-LIBOR-BBA, provided, however, if the Floating Rate Option for a Calculation Period is greater than the Ceiling Rate then the Floating Rate Option for such Calculation Period shall be deemed equal to the Ceiling Rate.

Designated Maturity:	One month

Spread:	Inapplicable

Floating Rate Payer
Period End Dates:	The 19th day of each month, beginning on January 19, 2009 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days for Payments
By both parties:	New York

Calculation Agent:	BNY

3. Additional Provisions:

1) Reliance. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

2) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current ratings on the Certificates issued under the Pooling and Servicing Agreement (the “Certificates”).

4. Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1) No Payment Netting Among Transactions. The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to this Transaction.

2) Termination Provisions. For purposes of the Master Agreement:

(a) "Specified Entity" in relation to BNY or the Counterparty shall mean: none.

(b) “Specified Transaction” will have the meaning specified in Section 14.

(c) Applicability. The following provisions apply or do not apply to the parties as specified below:

(i)	Section 5(a)(i) (Failure to Pay or Deliver):

(A)	will apply to BNY; and

(B)   will apply to the Counterparty.

(ii)	Section 5(a)(ii) (Breach of Agreement):

(A)	will apply to BNY; and

(B)	will not apply to the Counterparty.

(iii)	Section 5(a)(iii) (Credit Support Default):

(A)	will apply to BNY; and

(B)	will not apply to the Counterparty.

(iv)	Section 5(a)(iv) (Misrepresentation):

(A)	will apply to BNY; and

(B)	will not apply to the Counterparty.

(v)	Section 5(a)(v) (Default under Specified Transaction):

(A)	will apply to BNY; and

(B)	will not apply to the Counterparty.

(vi)	Section 5(a)(vi) (Cross Default):

(A)	will apply to BNY; and

(B)	will not apply to the Counterparty.

For the purposes of Section 5(a)(vi):

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement, except that it shall not include indebtedness in respect of deposits received.

“Threshold Amount” means, 3% of consolidated shareholders equity of BNY and its subsidiaries determined in accordance with generally accepted accounting principles of the United States consistently applied as of the last day of the fiscal quarter ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi) of this Agreement.

(vii)	Section 5(a)(vii) (Bankruptcy):

(A) will apply to BNY; and

(B) will not apply to the Counterparty with respect to subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by BNY or its affiliates), (7), (8) (but subclause (8) will not apply to the Counterparty only to the extent that subclauses (2), (4) and (7) do not apply to the Coun-terparty) and (9) of Section 5(a)(vii), and the remaining provisions of Sec-tion 5(a)(vii) will apply to the Counterparty; and in subclause (6) the words “trustee” and “custodian” will not include the Trustee and the words “seeks or” will be deleted.

(viii)	Section 5(a)(viii) (Merger without Assumption):

(A)	will apply to BNY; and

(B)	will apply to the Counterparty.

(ix)	Section 5(b)(i) (Illegality):

(A)	will apply to BNY; and

(B)	will apply to the Counterparty.

(x)	Section 5(b)(ii) (Tax Event):

(A)	will apply to BNY; and

(B)	will apply to the Counterparty;

provided, that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(xi)	Section 5(b)(iii) (Tax Event upon Merger):

(A) will apply to BNY, provided, that BNY shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party; and

(B) will apply to the Counterparty.

(xii)	Section 5(b)(iv) (Credit Event upon Merger):

(A)	will not apply to BNY; and

(B)	will not apply to the Counterparty.

(xiii)	Section 5(b)(v) (Additional Termination Event):

(A)	will apply to BNY with respect to Paragraph 4(2)(g)(ii) and (iii); and

(B)	will apply to the Counterparty with respect to Paragraph 4(2)(g)(i).

For so long as theCertificates are rated by Moody’s, notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by BNY to perform any obligation under the Credit Support Annex hereto shall not be an Event of Default unless, a Moody’s Ratings Event has occurred and continued for at least 30 Local Business Days and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to BNY.

(d)	The "Automatic Early Termination" provision of Section 6(a):

(A)	will not apply to BNY; and

(B)	will not apply to the Counterparty.

(e) Payments on Early Termination. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, for so long as the Certificates are rated by Moody’s, if BNY is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

(i) The definitions of “Market Quotation” and “Settlement Amount” are amended in their entirety to read as follows:

“Market Quotation” means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between the Counterparty and such Qualified Transferee to enter into a transaction, with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by the Counterparty, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for the Counterparty of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date (such transaction, a “Replacement Transaction”). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

“Settlement Amount” means, with respect to any Early Termination Date: —

(a) if on or before the day falling ten (10) Local Business Days after the day on which the Early Termination Date is designated (or such later day not later than the Early Termination Date as Party B may specify in writing to Party A) a Market Quotation capable of becoming legally binding on acceptance is accepted by Party B so as to become legally bind-ing or one or more Market Quotations have been made and remain capable of becoming legally binding on acceptance:

the Termination Currency Equivalent of the amount of (x) the Mar-ket Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Mar-ket Quotation is accepted by Party B so as to become legally bind-ing, or (y) if no Market Quotation has been accepted, the lowest of such Market Quotations, and

(b) if there is no such Market Quotation during the period specified in (a):

the Counterparty’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(ii) the Counterparty and, if request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated, BNY, shall use reasonable efforts to obtain one or more Market Quotations before the date determined pursuant to clause (a) of the definition of “Settlement Amount”.

(iii) Notwithstanding anything to the contrary in Section 6(e)(i)(3) or Part 5(g), if the Settlement Amount is a negative number (such that the Counterparty shall pay to BNY the amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions), the Unpaid Amounts of BNY and the Counterparty shall be subject to netting in accordance with Section 2(c) but the Unpaid Amounts of BNY shall not be netted against the Settlement Amount to be paid by the Counterparty..

(f)	“Termination Currency” means United States Dollars.

(g) “Additional Termination Event” will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:—

(i) Termination of Trust Fund.  The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by exercise of the option to purchase and giving of notice under Sections 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Each of BNY and the Counterparty may designate an Early Termination Date in respect of this Additional Termination Event. The Counterparty shall be the sole Affected Party.

(ii) Collateralization or Ratings Event. A Collateralization Event or Ratings Event has occurred and is continuing and BNY fails to comply with the provisions of Paragraph 4(8)(b) within the time periods set out therein; provided that an Additional Termination Event shall not be deemed to occur with respect to a Moody’s Ratings Event unless and until it has continued for 30 or more Business Days and at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction. BNY shall be the sole Affected Party.

(iii) Regulation AB. BNY shall fail to comply with the provisions of Paragraph 4(9) within the time provided for therein. BNY shall be the sole Affected Party.

The Counterparty shall not effectively designate an Early Termination Date unless and until it has given prior written notice thereof to Moody’s and S&P.

3) Tax Representations and Certain Tax-related Provisions.

(a) Payer Representations. For the purpose of Section 3(e), BNY makesthe following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i) the accuracy of any representations made by the other party pursuant to Section 3(f);

(ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f), BNY and the Counterparty make the following representations.

(i)	The following representation will apply to BNY:

(x) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

(ii)	The following representation will apply to the Counterparty:

None.

(c) Additional Amounts Not Payable by the Counterparty. The Counterparty shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4).

(d) Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is amended in its entirety to read as follows:

“Indemnifiable Tax” means in relation to payments by BNY any Tax and in relation to payments by the Counterparty no Tax.

4)	Documents to be delivered. For the purpose of Section 4(a):

(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
BNY and Counterparty
An Internal Revenue Service Form W-9 or any other or successor form establishing an exemption from deduction or withholding obligations, accurately completed and in a manner reasonably satisfactory to the other party and any other document reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any tax.
(i) Prior to the first scheduled Payment Date; and (ii) promptly after the earlier of (ii) reasonable demand by either party, or (iii) learning that such form or document is required

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BNY
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be.
		Upon the execution and delivery of this Agreement	Yes
Counterparty
(i) a copy of the executed Pooling and Servicing Agreement, and (ii) an incumbency certificate verifying the true signatures and authority of the person or persons signing this letter agreement on behalf of the Counterparty.
		Upon the later of, receipt by such party, or within 30 days after the date of this Agreement.	Yes
BNY	A copy of the annual balance sheet from the most recent publicly available regulatory call report.	Promptly after request by the Counterparty (if available on http://www.fdic.gov, such delivery is not required)	No.
BNY	Legal Opinion as to enforceability of this Agreement.	Upon the execution and delivery of this Agreement.	Yes
Counterparty
Certified copy of the Board of Directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to the Confirmation signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.
		Upon the execution and delivery of this Agreement.	Yes

5)	Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a):

Address for notices or communications to BNY:

The Bank of New York
Swaps and Derivative Products Group
Global Market Division
32 Old Slip 15th Floor
New York, New York 10286
Attention: Steve Lawler

with a copy to:

The Bank of New York
Swaps and Derivative Products Group
32 Old Slip 16th Floor
New York, New York 10286
Attention: Andrew Schwartz
Tele: 212-804-5103
Fax: 212-804-5818/5837

(For all purposes)

A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

The Bank of New York
Legal Department
One Wall Street - 10th Floor
New York, New York 10286
Attention: General Counsel

Address for notices or communications to the Counterparty:

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee on behalf of the Harborview Mortgage Loan Trust 2006-14
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: HarborView 2006-14 — Client Manager
Telephone: 410-884-2000
Facsimile: 410-715-2380

(b)	Process Agent. For the purpose of Section 13(c):

BNY appoints as its Process Agent:      Not Applicable

The Counterparty appoints as its Process Agent:      Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BNY nor the Counterparty have any Offices other than as set forth in the Notices Section and BNY agrees that, for purposes of Section 6(b), it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c):

BNY is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is BNY.

(f)	“Credit Support Document” means in relation to:—

BNY: The Credit Support Annex attached as Exhibit A hereto.

The Counterparty: Not applicable.

(g)	“Credit Support Provider” means in relation to:—

BNY: Not Applicable (except with respect to credit support furnished pursuant to Paragraph 4(8) or 4(9).

Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l)  Non-Recourse. Notwithstanding any provision herein or in the Master Agreement to the contrary, the obligations of the Counterparty hereunder are limited recourse obligations of the Counterparty, payable solely from the Swap Account and the proceeds thereof to satisfy the Counterparty's obligations hereunder. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Counterparty under the Master Agreement or any other confirmation thereunder, still outstanding shall be extinguished and thereafter not revive. This provision shall survive the expiration of this Agreement.

(m) Limitation on Institution of Bankruptcy Proceedings. BNY shall not institute against or cause any other person to institute against, or join any other person in instituting against the Counterparty, the supplemental interest trust or the trust created pursuant to the Pooling and Servicing Agreement any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any federal or state bankruptcy or similar law or bankruptcy or similar laws of any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the expiration of this Agreement.

(n) Remedy of Failure to Pay or Deliver. The ISDA Form Master Agreement is hereby amended by replacing the word “third” in the third line of Section 5(a)(i) by the word “second”.

(o) “Affiliate” will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that the Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

(p) Administrator’s Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Administrator (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Administrator for the Yield Maintenance Trust pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust is made and intended not as a personal representation, undertaking or agreement of the Administrator but is made and intended for the purpose of binding only the trust, and (iii) under no circumstances will Wells Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation. Nothing herein contained shall be construed as creating any liability on Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties.

(q) Administrator’s Representation. Wells Fargo Bank, N.A., as Administrator, represents and warrants that:

It has been directed under the Pooling and Servicing Agreement to enter into this letter agreement as Administrator on behalf of the Counterparty.

6) Additional Representations. Section 3 is hereby amended by adding, at the end thereof, the following Sections 3(g), 3(h) and 3(i):

“(g)	Relationship Between Parties.

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2)	Evaluation and Understanding.

(i)  Each Party is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

(ii) Each Party understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

(3) Principal. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(h) Exclusion from Commodity Exchange Act. (A) It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

(i) Swap Agreement. Each Transaction is a “swap agreement” as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a “covered swap agreement” as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1)).”

7) Set-off. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6 (as modified hereby).

8) Ratings Downgrade. For purposes of each Transaction:
(a) Definitions. (i) Definitions. For purposes of each Transaction: (A) “Rating Agency Condition” means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each of, Moody’s Investors Service Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”)] (each a “Rating Agency”, and the rating condition with respect to it, the “Moody’s Rating Condition” and “S&P Rating Condition”, respectively) has confirmed in writing to the Administrator that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by such Rating Agency of the Certificates; (B) “Qualifying Ratings” means, with respect to the debt of any assignee or guarantor hereunder, (1) (x) a short-term unsecured and unsubordinated debt rating of at least “P-1”, and a long-term unsecured and unsubordinated debt of at least ”A2” (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least “A1”) by Moody’s (“Moody’s First Level Qualifying Ratings”), and (y) a short-term unsecured and unsubordinated debt rating of at least “P-2”, and a long-term unsecured and unsubordinated debt of at least ”A3” (or, if it has no short-term unsecured and unsubordinated debt rating, a long term rating of at least “A3”) by Moody’s (“Moody’s Second Level Qualifying Ratings”), and (2) a short-term unsecured and unsubordinated debt rating of at least “A-1” , or if it does not have a short-term rating, a long-term unsecured and unsubordinated debt rating of at least “A+” by S&P (“S&P Qualifying Ratings”), (C) a “Collateralization Event” shall occur with respect to BNY (or any applicable credit support provider) if: (1) its short-term unsecured and unsubordinated debt rating is reduced to “P-2” or below, and its long-term unsecured and unsubordinated debt is reduced to ”A3” or below (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “A2” or below) by Moody’s (a “Moody’s Collateralization Event”), or (2) its short-term unsecured and unsubordinated debt rating is reduced to “A-2” or below, or, if it does not have a short-term rating, its long-term unsecured and unsubordinated debt rating is reduced to “A” or below by S&P (an “S&P Collateralization Event”); (D) a “Ratings Event” shall occur with respect to BNY (or any applicable credit support provider) if: (1) its short-term unsecured and unsubordinated debt rating is withdrawn or reduced to “P-3” or below and its long-term unsecured and unsubordinated debt is reduced to “Baa1” (or, if it has no short-term unsecured and unsubordinated debt rating, its long term rating is reduced to “Baa1” or below) by Moody’s (a “Moody’s Ratings Event”), or (2) its long-term unsecured and unsubordinated debt rating is withdrawn or reduced to “BB+” or below by S&P (an “S&P Ratings Event”), (E) “Qualified Transferee” means a transferee of a novation or assignment or a party (other than the Counterparty) that enters into another form of Replacement Transaction that is a Reference Market-maker (“dealer” in the definition thereof meaning a “dealer in notional principal contracts” as defined in Treas. Reg. Section 1.1001-4) having Moody’s Second Level Qualifying Ratings and S&P Qualifying Ratings; and (F) “Qualified Guaranty” means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of BNY hereunder by a third party having Moody’s Second Level Qualifying Ratings and S&P Qualifying Ratings (“Qualified Guarantor”) providing, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to BNY as “X” with the guarantor as “X” and “this Agreement” with such guaranty, respectively).

(ii) Actions to be Taken. Subject, in each case to satisfaction of the Rating Agency Condition: (A) if a Collateralization Event occurs with respect to BNY (or the guarantor under any Qualified Guaranty), then BNY shall, at its own expense, within thirty (30) Business Days of a Moody’s Collateralization Event or thirty (30) days of an S&P Collateralization Ratings Event; (1) post collateral (commencing on the dates set forth above) in accordance with the Credit Support Annex for so long as the Collateralization Event or Ratings Event continues; or (2) on terms substantially similar to this Agreement (to be determined by the Counterparty acting in a commercially reasonable manner) novate or assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee; or (3) obtain a Qualified Guaranty; and (B) if a Ratings Event occurs with respect to BNY (or the guarantor under any Qualified Guaranty), then BNY shall, at its own expense, within thirty (30) Business Days of a Moody’s Ratings Event or ten (10) business days of an S&P Ratings Event: (1) on terms substantially similar to this Agreement (to be determined by the Counterparty acting in a commercially reasonable manner) novate or assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or (2) obtain a Qualified Guaranty. For the avoidance of doubt, BNY shall post collateral in accordance with the Credit Support Annex for so long as a Collateralization Event or Ratings Event continues.

9) Compliance with Regulation AB.

(a) It shall be a swap disclosure event (“Swap Disclosure Event”) if, at any time after the date hereof, the Depositor or any of its affiliates notifies BNY that the aggregate “significance percentage” (as calculated by the Depositor or any of its affiliates in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by BNY and any of its affiliates to Counterparty (collectively, the “Aggregate Significance Percentage”) is 10% or more.

(b) Upon the occurrence of a Swap Disclosure Event, BNY, at its own cost and expense (and without any expense or liability to the Depositor, the Sponsor, the Underwriters, the Depositor, the Yield Maintenance Trust or the Issuing Entity), shall take one of the following actions: (i) provide to the Sponsor and the Depositor: (x) if the Aggregate Significance Percentage is 10% or more, but less than 20%, the information required under Item 1115(b)(1) of Regulation AB or (y) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the information required under Item 1115(b)(2) of Regulation AB; (ii) on terms substantially similar to this Agreement novate or assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee that (x) provides the information specified in clause (i) above to the Depositor and Sponsor and (y) enters into documentation substantially similar to the documentation then in place between BNY and the Counterparty or (iii) obtains a Qualified Guaranty by a guarantor that is able to comply with the requirements of Item 1115(b).

(c) For so long as the Aggregate Significance Percentage is 10% or more, BNY shall provide any updates to the information provided pursuant to clause (b) above to the Depositor or any of its Affiliates within five (5) Business Days following availability thereof (but in no event more than 45 days after the end of each of BNY’s fiscal quarter for any quarterly update, and in no even more than 90 days after the end of each of BNY’s fiscal year for any annual update).

(d) All information provided pursuant to clauses (b) and (c) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from BNY’s accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

(e) BNY’s obligation to comply with this Paragraph 4(9) shall be suspended on January 1, 2007 unless, at any time, BNY receives notification from the Depositor or any of its affiliates that the obligation to file periodic reports under the Exchange Act shall continue; provided, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Depositor or any of its affiliates notifies BNY that the Trust Fund’s obligations to file reports under the Exchange Act has resumed.

10) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless BNY is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BNY shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BNY as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BNY as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Counterparty’s only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

11) BNY Payments to be made to Administrator. BNY will, unless otherwise directed by the Trustee, make all payments hereunder to the Administrator. Payment made to the Administrator at the account specified herein or to another account specified in writing by the Administrator shall satisfy the payment obligations of BNY hereunder to the extent of such payment.

5.	Account Details and Settlement Information:

Payments to BNY:

The Bank of New York
Derivative Products Support Department
32 Old Slip, 16th Floor
New York, New York 10286
Attention: Renee Etheart
ABA #021000018
Account #890-0068-175
Reference: Interest Rate Cap

Payments to Counterparty:

Wells Fargo Bank, N.A.
ABA#: 121-000-248
Account Name: SAS Clearing
Account Number: 3970771416

For further credit to: HarborView 2006-14, Account # 50976904

6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK

By: /s/ B. Gino Petroni

Name: B. Gino Petroni

Title: Vice President

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Administrator for the Yield Maintenance Trust with respect to the Harborview Mortgage Loan Trust 2006-14

By:  /s/ Graham M. Oglesby

Name: Graham M. Oglesby

Title: Assistant Vice President

SCHEDULE I

All dates subject to adjustment in accordance with the Following Business Day
Convention.

Accrual Start Date	Accrual End Date	Notional Amount (in USD)	Cap Rate (%)	Ceiling Rate (%)
12/19/08	01/19/09	1,162,479,150.35	8.4841	8.6000
01/19/09	02/19/09	1,118,377,869.57	8.4795	8.6000
02/19/09	03/19/09	1,075,949,112.13	8.4746	8.6000
03/19/09	04/19/09	1,035,129,428.22	8.4708	8.6000
04/19/09	05/19/09	995,857,777.11	8.4644	8.6000
05/19/09	06/19/09	958,075,435.54	8.4609	8.6000
06/19/09	07/19/09	921,725,909.64	8.4602	8.6000
07/19/09	08/19/09	886,754,850.20	8.4618	8.6000
08/19/09	09/19/09	853,109,971.16	8.4635	8.6000
09/19/09	10/19/09	820,740,971.17	8.4683	8.6000
10/19/09	11/19/09	789,599,458.19	8.4754	8.6000
11/19/09	12/19/09	759,638,876.91	8.4848	8.6000
12/19/09	01/19/10	730,814,438.99	8.2185	8.6000
01/19/10	02/19/10	703,083,055.88	8.1874	8.6000
02/19/10	03/19/10	676,403,274.26	8.1546	8.6000
03/19/10	04/19/10	650,735,213.93	6.4508	8.6000
04/19/10	05/19/10	626,040,507.99	5.9955	8.6000
05/19/10	06/19/10	602,282,245.43	5.8940	8.6000
06/19/10	07/19/10	579,424,915.76	5.7814	8.6000
07/19/10	08/19/10	557,434,355.85	5.6574	8.6000
08/19/10	09/19/10	536,277,698.74	5.5206	8.6000
09/19/10	10/19/10	515,923,324.42	5.3727	8.6000
10/19/10	11/19/10	496,340,812.48	6.7989	8.6000
11/19/10	12/19/10	475,064,928.29	6.3890	7.3400
12/19/10	01/19/11	457,045,056.08	6.2640	7.3400
01/19/11	02/19/11	439,712,432.92	6.1334	7.3400
02/19/11	03/19/11	423,040,641.59	5.9968	7.3400
03/19/11	04/19/11	407,004,290.65	5.8541	7.3400
04/19/11	05/19/11	391,578,974.09	5.7049	7.3400
05/19/11	06/19/11	376,741,232.66	5.5582	7.3400
06/19/11	07/19/11	362,468,516.64	5.4273	7.3400
07/19/11	08/19/11	348,739,150.25	5.3711	7.3400
08/19/11	09/19/11	335,532,297.28	5.3542	7.3400
09/19/11	10/19/11	322,380,145.20	5.2721	7.3400
10/19/11	11/19/11	309,071,023.72	5.1094	7.3400
11/19/11	12/19/11	296,363,495.85	5.0612	7.3400
12/19/11	01/19/12	284,226,737.66	4.9780	7.3400
01/19/12	02/19/12	272,631,731.56	4.9708	7.3400

02/19/12	03/19/12	261,551,148.11	4.9619	7.3400
03/19/12	04/19/12	251,269,896.06	5.0874	7.3400
04/19/12	05/19/12	241,897,740.42	5.2897	7.3400
05/19/12	06/19/12	232,874,808.87	5.2670	7.3400
06/19/12	07/19/12	224,188,083.99	5.2462	7.3400
07/19/12	08/19/12	215,825,034.38	5.2245	7.3400
08/19/12	09/19/12	207,773,596.36	5.2018	7.3400
09/19/12	10/19/12	200,022,156.59	5.1781	7.3400
10/19/12	11/19/12	192,559,535.12	5.1533	7.3400
11/19/12	12/19/12	243,382,658.71	4.5000	7.7501
12/19/12	01/19/13	235,204,722.64	4.5000	7.8626
01/19/13	02/19/13	226,764,628.46	4.5000	7.9672
02/19/13	03/19/13	218,662,911.22	4.5000	8.0651
03/19/13	04/19/13	210,759,593.77	4.5000	8.1604
04/19/13	05/19/13	203,288,387.92	4.5000	8.2494
05/19/13	06/19/13	196,073,694.07	4.5000	8.3229
06/19/13	07/19/13	181,614,219.47	4.5000	8.3978
07/19/13	08/19/13	174,960,542.54	4.5000	8.4736
08/19/13	09/19/13	168,593,901.98	4.5000	8.5547
09/19/13	10/19/13	162,469,956.67	4.5000	8.6331
10/19/13	11/19/13	156,537,359.90	4.5000	8.6852
11/19/13	12/19/13	150,837,345.84	4.5000	8.7231
12/19/13	01/19/14	103,078,322.51	4.5000	8.7810
01/19/14	02/19/14	99,139,922.76	4.5000	8.8244
02/19/14	03/19/14	95,351,785.68	4.5000	8.8648
03/19/14	04/19/14	91,686,097.58	4.5000	8.8975
04/19/14	05/19/14	86,162,390.77	3.0000	8.9266
05/19/14	06/19/14	82,780,633.55	3.0000	8.9400
06/19/14	07/19/14	79,539,152.79	3.0000	8.9666
07/19/14	08/19/14	76,416,838.97	3.0000	8.9808
08/19/14	09/19/14	73,423,525.94	3.0000	8.9844
09/19/14	10/19/14	70,547,104.86	3.0000	8.9665
10/19/14	11/19/14	67,776,268.87	3.0000	8.9571
11/19/14	12/19/14	65,119,455.61	3.0000	8.9503
12/19/14	01/19/15	62,559,639.65	3.0000	8.9284
01/19/15	02/19/15	60,105,449.42	3.0000	8.8899
02/19/15	03/19/15	57,747,799.16	3.0000	8.8761
03/19/15	04/19/15	55,458,694.50	3.0000	8.8372
04/19/15	05/19/15	53,283,032.66	3.0000	8.8217
05/19/15	06/19/15	51,189,201.34	3.0000	8.7788
06/19/15	07/19/15	49,181,911.58	3.0000	8.7044
07/19/15	08/19/15	47,250,048.65	3.0000	8.6416
08/19/15	09/19/15	45,395,814.62	3.0000	8.5809
09/19/15	10/19/15	43,612,953.21	3.0000	8.5164
10/19/15	11/19/15	41,895,846.27	3.0000	8.4289
11/19/15	12/19/15	40,247,046.96	3.0000	8.3608

12/19/15	01/19/16	38,658,876.44	3.0000	8.2853
01/19/16	02/19/16	37,133,703.39	3.0000	8.1994
02/19/16	03/19/16	35,667,344.96	3.0000	8.1174
03/19/16	04/19/16	34,252,857.11	3.0000	8.0171
04/19/16	05/19/16	32,897,353.23	3.0000	7.9363
05/19/16	06/19/16	31,592,925.30	3.0000	7.8487
06/19/16	07/19/16	30,339,874.81	3.0000	7.7455
07/19/16	08/19/16	29,134,169.75	3.0000	7.6471
08/19/16	09/19/16	27,975,596.22	3.0000	7.5475
09/19/16	10/19/16	26,860,301.67	3.0000	7.4358
10/19/16	11/19/16	25,785,814.02	3.0000	7.3508
11/19/16	12/19/16	24,751,584.78	3.0000	7.2342

Exhibit A to Confirmation No. 38693

[Credit Support Annex to follow this page]

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®
International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX
to the Schedule to the

ISDA Master Agreement

Dated as of December 22, 2006

between

THE BANK OF NEW YORK	and	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Administrator for the Yield Maintenance Trust with respect to the Harborview Mortgage Loan Trust 2006-14

established as a banking organization under the laws of the State of New York		The Trust is a common law trust established under the laws of the State of New York.

(“Party A”)		(“Party B”)
_________________________________		_____________________________________

This Annex supplements, forms part of, and is subject to, the Master Agreement specified in the Confirmation (BNY Ref. No. 38693) (the “Agreement”), dated even date herewith, is part of the Schedule deemed incorporated therein and is a Credit Support Document under the Master Agreement with respect to Party A.

Accordingly, the parties agree as follows:—

Paragraphs 1 - 12. Incorporation. Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof, except that Paragraph 1(b) is hereby amended in its entirety to read as follows:

“(b) Secured Party and Pledgor. Notwithstanding anything contained in this Annex to the contrary, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9, and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.”

Paragraph 13.

Certain Definitions. As used herein, “Moody’s”, “S&P”, “Rating Agency”, “Collateralization Event”, “Moody’s Collateralization Event”, “S&P Collateralization Event”; “Ratings Event”, “Moody’s Ratings Event”, and “S&P Ratings Event” have the meanings assigned in the Schedule.

(a) Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes the following additional obligations: Not applicable.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A) “Delivery Amount” has the meaning specified in Paragraph 3(a) except that the words “upon a demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date on which the Threshold for BNY is Zero, commencing no later than the Valuation Date falling, in the case of a Moody’s Collateralization Event or Moody’s Ratings Event on the 30th Local Business Day thereafter, and in the case of an S&P Collateralization Event, the thirtieth (30th) day thereafter or the next day that is a Local Business Day and, in the case of an S&P Ratings Event, commencing promptly after publication by S&P of the applicable change in rating, but no later than the tenth (10th) Business Days thereafter.”

(B) “Return Amount” has the meaning specified in Paragraph 3(b).

(C) “Credit Support Amount” in Paragraph 3(b), shall be amended in its entirety to read as follows:

"’Credit Support Amount’ means, unless otherwise specified in Paragraph 13, for any Valuation Date after and during the continuance of a Collateralization Event or Ratings Event, (i) the Secured Party’s Exposure for that Valuation Date, plus (ii) the aggregate Independent Amounts applicable to the Pledgor (with respect to all Affected Transactions), if any, minus (iii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields a number less than zero; and, provided further, that, if a Moody’s Rating Event has occurred and continued for at least thirty (30) Business Days, the Credit Support Amount will not be less than the aggregate amount of all next scheduled Payments in respect of the Affected Transactions to be made by the Pledgor less any payments due to be made by the Secured Party under Section 2(a) on such Payment Dates (in each case, after giving effect to any applicable netting under Section 2(c)).

(ii) Eligible Collateral.  The items set forth in Schedule 1 will qualify as “Eligible Collateral” for Party A.

(iii) Other Eligible Support. The following items will qualify as“Other Eligible Support” for the party specified: Not Applicable.

(iv) Thresholds.

(A) “Independent Amount” means with respect to Party B: Zero; and, with respect to Party A, an amount, as of the date of determination, equal to the product of the aggregate Notional Amount outstanding at the beginning of the related Calculation Period under the applicable Affected Transactions, and the greater of:

(1) in respect of a Moody’s Collateralization Event or a Moody’s Ratings Event, the percentage set forth in Schedule 2A, Schedule 2B or Schedule 2C, as applicable (“Moody’s Independent Amount’); and

(2) in respect of an S&P Collateralization Event or an S&P Ratings Event, (x) with respect to basis risk swaps, the product of the S&P Volatility Buffer determined using the table set forth in Schedule 3 and .10, and (y) with respect to all other Transactions, the S&P Volatility Buffer determined using the table set forth in Schedule 3 (“S&P Independent Amount)”.

(B) “Threshold” means for each party: An infinite number; provided, that the Threshold for Party A shall be zero upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, or Specified Condition with respect to such party and, with respect to Party A, at any time that Party A elects or is required to post Collateral pursuant to the occurrence of a Collateralization Event or Ratings Event.

(C) “Minimum Transfer Amount” means with respect to Party A and Party B: $100,000; provided, that the Minimum Transfer Amount for such party shall be $50,000 in respect of an S&P Collateralization Event if the aggregated principal balance of the Certificates is less than $50,000,000 on the applicable Valuation Date, and shall be zero upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, or Specified Condition with respect to such party.

(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $1,000.

(v) Conflicting Valuation Percentage. Notwithstanding the definition of "Valuation Percentage" in Paragraph 10, the Valuation Percentage for any item of Eligible Collateral shall be the lowest of the applicable percentages specified for such item by any Rating Agency then rating the Certificates.

(c) Valuation and Timing.

(i) “Valuation Agent” means, Party A, provided, that if any Event of Default with respect to Party A has occurred and is continuing, then any designated third party mutually agreed to by the parties shall be the Valuation Agent until such time as Party A is no longer a Defaulting Party.

(ii) “Valuation Date” means:

[X] each Local Business Day, or

[ ] any Local Business Day in each calendar week, which shall be the same calendar day each week to the extent practicable, on a reasonably consistent basis.

If not selected above, the Valuation Date shall be selected by Party A upon the first to occur of a Collateralization Event or Ratings Event and shall not be changed thereafter.

(iii) “Valuation Time” means:

[ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

[X] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

provided, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means 1:00 p.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party’s Rights and Remedies. (i) Illegality and (ii) Additional Termination Events will be a “Specified Condition” for Party A (as the Affected Party) (but not for purposes of Paragraph 8(d)), and (iii) Tax Event and (iv) Tax Event Upon Merger will not be a “Specified Condition for Party A.

(e) Substitution.

(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Applicable.

(f) Dispute Resolution.

(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: as set forth for other purposes in Paragraph 12.

(iii) Alternative. The provisions of Paragraph 5 will apply, except to the following extent: (A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and (B) the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party’s Minimum Transfer Amount.

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians. The Secured Party will not be entitled to hold Posted Collateral itself. The Secured Party will be hold Posted Collateral through a Custodian (which may be the Trustee or the Administrator and which shall at all times be a financial institution as specified under the Pooling and Servicing Agreement, or, if not so specified, which shall be a commercial bank or trust company which is unaffiliated with Party B organized under the laws of the United States or any state thereof, having assets of at least $10 billion and a long term debt or a deposit rating of at least (i) Baa2 from Moody's and (ii) BBB from S&P, in an identifiable segregated account (provided that, so long as the Certificates are rated by S&P, the Custodian must have a short-term debt or deposit rating of at least A-1 from S&P).

Initially, the Custodian for Party B is: Wells Fargo Bank, N.A.

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to the Secured Party; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii).

(h) Distributions and Interest Amount.

(i) Interest Rate. The “Interest Rate”, with respect to Eligible Collateral in the form of Cash will be, if the Custodian or Trustee is instructed to invest Cash Posted Collateral as provided in Paragraph 13(l)(vii), the rate actually earned on the Cash Posted Collateral or, if the Pledgor instructs that the Cash Posted Collateral not be invested, an amount equal to the contractual rate of interest entitled to be received on such amounts from the Swap Collateral Account (as hereinbelow defined), as applicable; provided, that, if the Swap Collateral Account does not pay interest and the Custodian or Administrator is not obligated to invest Cash Posted Collateral under the Pooling and Servicing Agreement, the “Interest Rate” will be, for any day, the rate opposite the caption “Federal Funds (Effective)” for such day as published for such day in Federal Reserve Publication H.15(519) or any successor publication as published by the Board of Governors of the Federal Reserve System or such other rate as agreed by the parties.

(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made (x) with respect to earnings from Eligible Investments pursuant to Part 13(l)(vii) or from the interest on the Swap Collateral Account pursuant to Part 13(h)(i), on such date as accrued and received (or if so agreed, on the first Local Business Day of each calendar month) and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), and (y) with respect to any other Interest Amount, subject to the availability of interest and earnings on the Mortgage Loans therefor, on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Other Eligible Support and Other Posted Support.

(i) “Value” with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(ii) “Transfer” with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(j) Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

(i)	Party A: to be specified in each notice.

(ii)	Party B:

Address:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Administrator for the Yield Maintenance Trust with respect to the Harborview Mortgage Loan Trust 2006-14
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	HarborView 2006-14 — Client Manager
Telephone:	410-884-2000
Facsimile:	410-715-2380

(k) Addresses for Transfers.

Party A:	For Cash: To be provided

For Eligible Collateral: To be provided

Party B:	To be provided

(l) Other Provisions.

(i) Additional Definitions. As used in this Annex:—

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

(ii) Transfer Timing.

(A) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph: "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

(B) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

(iii) Events of Default. Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

“For the purposes of Section 5(a)(i) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Credit Support, Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Day after the notice of that failure is given to that party; provided, that, with respect to a failure to Transfer Eligible Credit Support, at least (x) 30 Local Business Days have elapsed after a Ratings Event has occurred, and (y) 10 Business Days have elapsed after an S&P Ratings Event, and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A”.

(iv) Return of Fungible Securities. In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

(v) No Counterclaim. A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(vi) Holding Collateral. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account (the “Swap Collateral Account”) and to hold, record and identify all the Posted Collateral therein and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(vii) Investment of Cash Posted Collateral. Cash Posted Collateral shall be invested in Permitted Investments as directed by Party A, with gains and losses incurred in respect of such investments to be for the account of Party A, subject to the following parameters: the Cash Posted Collateral shall be invested in such overnight (or redeemable within two Local Business Days of demand) investments rated at least A-1+ by S&P and Prime -1 by Moody’s or AAAm or AAAmG by S&P and Aaa by Moody’s as directed by Party A (provided, that such investment shall be held uninvested or invested at the direction of Party B if an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party and Party B has designated an Early Termination Date with respect thereto). Such instructions may be delivered as standing instructions.

(viii) Return of Posted Collateral. If a Collateralization Event occurs and thereafter ceases to be continuing (and provided that no Event of Default or Potential Event of Default exists with respect to Party A) or Party A has made a Permitted Transfer under this Agreement, then Party A’s obligations to transfer Eligible Collateral under this Annex will immediately cease with respect to that Collateralization Event, and Party B will, upon demand by Party A, return to Party A, or cause its Custodian to return, all Posted Collateral held under this Annex. The Secured Party is authorized to liquidate any Posted Collateral pursuant to written instructions from Party A.

(ix) External Verification of Mark-to-Market Valuations. If the long term senior unsecured debt of Party A is rated BBB or lower by S&P, once every month after an S&P Ratings Event occurs and during its continuance, Party A will at its own expense verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers (provided, that a Reference Market-maker may not be used more than four times within each 12 month period) for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the high quotation for a Reference Market-maker, if applicable for the next Valuation Date. Party A shall provide the quotations of such Reference Market-makers to S&P.

(x) Expenses. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

(xi) Limit on Secured Party’s Liability. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, such as interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

[Signature page immediately follows]

IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date on the first page.

THE BANK OF NEW YORK	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Administrator for the Yield Maintenance Trust with respect to the Harborview Mortgage Loan Trust 2006-14

By: /s/B. Gino Petroni	By: /s/ Graham M. Oglesby
Name: B. Gino Petroni Title: Vice President Date:	Name: Graham M. Oglesby Title: Assistant Vice President Date:

SCHEDULE 1
ELIGIBLE COLLATERAL

Certificates:  Harborview Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-14
Highest Rating of Certificates: Class 1A-1A, Class 2A-1A, Class 2A-1B, Class 2A-1C and Class 2A-2C rated “Aaa” by Moody’s, and “AAA” by S&P.
Scheduled Date Certificates will fall below $50,000,000: September 2019
Last Scheduled Payment Date of Transactions: December 19, 2016
Valuation Date (and Valuation Percentage column): Daily

Moody’s Valuation Percentage columns:
* Column A sets out the percentage applicable when a Moody’s Rating Event has not occurred and been continuing for at least 30 Local Business Days
* Column B sets out the percentage applicable when a Moody’s Rating Event has occurred and been continuing for at least 30 Local Business Days

Eligible Collateral & Valuation Percentages Moody’s and S&P
		Valuation Percentage		Valuation Percentage
		Moody’s		S&P
		A	B	Daily	Weekly
(A)	Cash: U.S. Dollars in depositary account form	100	100	100	100
(B)	U.S. Treasury Securities: negotiable debt obligations issued by the U.S. Treasury Department after July 18, 1984 (“Treasuries”) having a remaining maturity of up to and not more than 1 year.	100	100	98.9	98.6
(C)	Treasuries having a remaining maturity of greater than 1 year but not more than 2 years.	100	99	98	97.3
(D)	Treasuries having a remaining maturity of greater than 2 years but not more than 3 years.	100	98	97.4	95.8
(E)	Treasuries having a remaining maturity of greater than 3 years but not more than 5 years.	100	97	95.5	93.8
(F)	Treasuries having a remaining maturity of greater than 5 years but not more than 7 years.	100	95	93.7	91.4
(G)	Treasuries having a remaining maturity of greater than 7 years but not more than 10 years.	100	94	92.5	90.3
(H)	Treasuries having a remaining maturity of greater than 10 years but not more than 20 years.	100	89	91.1	87.9
(I)	Treasuries having a remaining maturity of greater than 20 years but not more than 30 years.	100	87	88.6	84.6

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(J)	Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Tennessee Valley Authority (TVA) (collectively, “Agency Securities”) issued after July 18, 1984 and having a remaining maturity of not more than 1 year.	100	99	98.5	98
(K)	Agency Securities having a remaining maturity of greater than 1 year but not more than 2 years.	100	98	97.7	96.8
(L)	Agency Securities having a remaining maturity of greater than 2 years but not more than 3 years.	100	97	97.3	96.3
(M)	Agency Securities having a remaining maturity of greater than 3 years but not more than 5 years.	100	96	94.5	94.5
(N)	Agency Securities having a remaining maturity of greater than 5 years but not more than 7 years.	100	94	93.1	90.3
(O)	Agency Securities having a remaining maturity of greater than 7 years but not more than 10 years.	100	93	90.7	86.9
(P)	Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.	100	88	87.7	82.6
(Q)	Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.	100	86	84.4	77.9
(R)	FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	*	*	91.50	86.40
(S)	FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	*	*)	91.50	86.40

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(T)	GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, issued after July 18, 1984 and having a remaining maturity of not more than 30 years.	*	*	91.50	86.40
(U)	Commercial Mortgage-Backed Securities. Floating rate commercial mortgage-backed securities rated AAA by two major rating agencies (including S&P if S&P is a Rating Agency hereunder) with a minimum par or face amount of $250 million (excluding securities issued under Rule 144A) (“Commercial Mortgage-Backed Securities”) having a remaining maturity of not more than 5 years.	*	*	96.2	95.1
(V)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 5 years and not more than 10 years.	*	*	92.9	90.9
(W)	Commercial Mortgage-Backed Securities having a remaining maturity of more than 10 years.			91.0	88.6
(X)	Commercial Paper. Commercial Paper with a rating of at least P-1 by Moody’s and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.	*	*	99	99
(Y)	Other Items of Credit Support approved by the Rating Agencies to the extent any [Certificates] are rated.	*	*	*	*

* percentage to be determined percentage to be determined when such other Item of Credit Support (including, without limitation, Agency Securities, FHLMC Certificates , FNMA Certificates , GNMA Certificates , Commercial Mortgage-Backed Securities and Commercial Paper) has been approved by Moody’s or S&P as the case may be.

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SCHEDULE 2A
MOODY’S INDEPENDENT AMOUNT (FIRST TRIGGER)

Certificates:  Harborview Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-14
Last Scheduled Payment Date of Transactions: December 19, 2016
Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount when the Pledgor elects or is required to post collateral following the occurrence and continuance of a Collateralization Event for thirty (30 Business Days.

Weighted Average Life of Transaction in Years	Valuation Date (Daily)	Valuation Date (Weekly)
1 or less	0.15%	0.25%
More than 1 but not more than 2	0.30%	0.50%
More than 2 but not more than 3	0.40%	0.70%
More than 3 but not more than 4	0.60%	1.00%
More than 4 but not more than 5	0.70%	1.20%
More than 5 but not more than 6	0.80%	1.40%
More than 6 but not more than 7	1.00%	1.60%
More than 7 but not more than 8	1.10%	1.80%
More than 8 but not more than 9	1.20%	2.00%
More than 9 but not more than 10	1.30%	2.20%
More than 10 but not more than 11	1.40%	2.30%
More than 11 but not more than 12	1.50%	2.50%
More than 12 but not more than 13	1.60%	2.70%
More than 13 but not more than 14	1.70%	2.80%
More than 14 but not more than 15	1.80%	3.00%
More than 15 but not more than 16	1.90%	3.20%
More than 16 but not more than 17	2.00%	3.30%
More than 17 but not more than 18	2.00%	3.50%
More than 18 but not more than 19	2.00%	3.60%
More than 20 but not more than 21	2.00%	3.70%
More than 21 but not more than 22	2.00%	3.90%
More than 22	2.00%	4.00%

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SCHEDULE 2B
MOODY’S INDEPENDENT AMOUNT (SECOND TRIGGER)
(TRANSACTION SPECIFIC HEDGES)

Certificates:  Harborview Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-14
Last Scheduled Payment Date of Transactions: December 19, 2016
Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount when the Pledgor is required to post collateral following the occurrence and continuance of a Moody’s Rating Event for thirty (30) Business Days with respect to any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or that is an interest rate swap the notional amount of which is “balance guaranteed” or, for any Calculation Period, otherwise is not a specific dollar amount that is fixed at the inception of the Transaction (a “Transaction-Specific Hedge”).

Weighted Average Life of Transaction in Years	Valuation Date (Daily)	Valuation Date (Weekly)
1 or less	0.50%	0.60%
More than 1 but not more than 2	1.00%	1.20%
More than 2 but not more than 3	1.50%	1.70%
More than 3 but not more than 4	1.90%	2.30%
More than 4 but not more than 5	2.40%	2.80%
More than 5 but not more than 6	2.80%	3.30%
More than 6 but not more than 7	3.20%	3.80%
More than 7 but not more than 8	3.60%	4.30%
More than 8 but not more than 9	4.00%	4.80%
More than 9 but not more than 10	4.40%	5.30%
More than 10 but not more than 11	4.70%	5.60%
More than 11 but not more than 12	5.00%	6.00%
More than 12 but not more than 13	5.40%	6.40%
More than 13 but not more than 14	5.70%	6.80%
More than 14 but not more than 15	6.00%	7.20%
More than 15 but not more than 16	6.30%	7.60%
More than 16 but not more than 17	6.60%	7.90%
More than 17 but not more than 18	6.90%	8.30%
More than 18 but not more than 19	7.20%	8.60%
More than 20 but not more than 21	7.50%	9.00%
More than 21 but not more than 22	7.80%	9.00%
More than 22	8.00%	9.00%

2B-1

SCHEDULE 2C
MOODY’S INDEPENDENT AMOUNT (SECOND TRIGGER)
(NON-TRANSACTION SPECIFIC HEDGES)

Certificates:  Harborview Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-14
Last Scheduled Payment Date of Transactions: December 19, 2016
Valuation Date (and Valuation Percentage column): Daily

The following percentages shall be used in the calculation of the Moody's Independent Amount when the Pledgor is required to post collateral following the occurrence and continuance of a Moody’s Rating Event for thirty (30) Business Days with respect to any Transaction that is not a Transaction-Specific Hedge.

Weighted Average Life of Transaction in Years	Valuation Date (Daily)	Valuation Date (Weekly)
1 or less	0.65%	0.75%
More than 1 but not more than 2	1.30%	1.50%
More than 2 but not more than 3	1.90%	2.20%
More than 3 but not more than 4	2.50%	2.90%
More than 4 but not more than 5	3.10%	3.60%
More than 5 but not more than 6	3.60%	4.20%
More than 6 but not more than 7	4.20%	4.80%
More than 7 but not more than 8	4.70%	5.40%
More than 8 but not more than 9	5.20%	6.00%
More than 9 but not more than 10	5.70%	6.60%
More than 10 but not more than 11	6.10%	7.00%
More than 11 but not more than 12	6.50%	7.50%
More than 12 but not more than 13	7.00%	8.00%
More than 13 but not more than 14	7.40%	8.50%
More than 14 but not more than 15	7.80%	9.00%
More than 15 but not more than 16	8.20%	9.50%
More than 16 but not more than 17	8.60%	9.90%
More than 17 but not more than 18	9.00%	10.40%
More than 18 but not more than 19	9.40%	10.80%
More than 20 but not more than 21	9.70%	11.00%
More than 21 but not more than 22	10.00%	11.00%
More than 22	10.00%	11.00%

2C-1

SCHEDULE 3
S&P VOLATILITY BUFFER

Certificates:  Harborview Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-14
Highest Rating of Certificates: Class 1A-1A, Class 2A-1A, Class 2A-1B, Class 2A-1C, and Class 2A-2C rated “Aaa” by Moody’s, and “AAA” by S&P.
Scheduled Date Certificates will fall below $50,000,000: September 2019.
Last Scheduled Payment Date of Transactions: December 19, 2016
Valuation Date (and Valuation Percentage column): Daily

The S&P Volatility Buffer will be determined using the following table:

S&P Volatility Buffer
Party A Rating*	Remaining Years to Maturity of Transaction
	(Up to 5 years)	(Up to 10 years)	(Up to 30 years)
If, on the related Valuation Date, the highest rated Certificates are rated “AA-” or higher by S&P, the S&P Volatility Buffer is:
A-2	3.25%	4.00%	4.75%
A-3	4.00%	5.00%	6.25%
BB+ or lower	4.50%	6.75%	7.50%
If, on the related Valuation Date, the highest rated Certificates are rated “A” or “A+” by S&P, the S&P Volatility Buffer is:
BBB+/BBB	3.25%	4.00%	4.50%
A-2	3.25%	4.00%	4.50%
A-3/BBB-	3.50%	4.50%	6.00%
BB+ or lower	4.00%	5.25%	7.00%

* This rating shall be the higher of the rating by S&P on the related Valuation Date of the long-term debt and short-term debt of Party A or its guarantor or other Credit Support Provider.

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